UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

POINT OF CARE NANO-TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-2830681
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

109 Ambersweet Way Davenport, FL	33897
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 723-7395

With a copy to:
Louis A. Bevilacqua, Esq.
Bevilacqua, PLLC
1050 Connecticut Ave, NW, Suite 500
Washington, DC 20036
T: (202) 869-0888
F: (202) 203-8665
lou@bevilacquapllc.com

Securities registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
N/A	N/A

Securities registered under Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Point of Care Nano-Technology, Inc. is filing this General Form for Registration of Securities on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on a voluntary basis to resume the registration of our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Exchange Act and in order to provide current public information to the investment community. Once this Registration Statement is effective, the Company will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require the Company, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

FORWARD LOOKING STATEMENTS

This Form 10 contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” should,”” expect,” “plan,” “anticipate,” “believe”, “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described in the section entitled “Risk Factors” included herein, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that may cause actual results to differ from projections include, for example:

●	the success or failure of management’s efforts to implement the Company’s plan of operation;

●	the ability of the Company to fund its operating expenses;

●	the ability of the Company to compete with other companies that have a similar plan of operation;

●	the effect of changing economic conditions impacting our plan of operation;

●	the ability of the Company to meet the other risks as may be described in future filings with the SEC.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to this annual report.

Unless otherwise noted, all references in this Form 10 to “Point of Care Nano-Technology,” “PCNT,” the “Company,” “we,” “us,” “our” and similar terms and expressions shall mean Point of Care Nano-Technology, Inc., a Nevada corporation formerly known as Unique Growing Solutions, Inc., and its former subsidiaries.

PART I

Item 1. Business

Overview

Historical Development

The Company was incorporated as “Alternative Energy & Environmental Solutions, Inc.” in the State of Nevada on June 10, 2010, to develop and license an innovative biotechnology for the environmentally friendly and cost-effective extraction of natural gas (coalbed methane) from low-producing, depleted and abandoned coal mines in the U.S. The Company was not successful in developing this business and discontinued its biotechnology related operations.

The Company changed its name in 2014 to Unique Growing Solutions, Inc. and again in 2015 to Point of Care Nano-Technology, Inc.

On February 25, 2015, the Company entered into an exclusive worldwide license License Agreement (the “License Agreement”) with Lamina Equities Corporation (“Lamina”), a private corporation owned by Dr. Raouf Guirguis. The License Agreement related to intellectual property for diagnosing illness in humans via a saliva test.

In connection with signing the License Agreement, on February 25, 2015, the Company signed an employment agreement with Dr. Guirguis pursuant to the terms of which the Company appointed Dr. Guirguis as its Chief Executive Officer and agreed to pay Dr. Guirguis an annual salary of $350,000. In addition, the Company issued thirty-seven million, five hundred thousand (37,500,000) shares of its common stock, $0.0001 par value per share, to Dr. Guirguis (the “Stock Issuance”) resulting in a change of control of the Company with Dr. Guirguis becoming the Company’s majority stockholder. Also on February 25, 2015, Dr. Guirguis and Mr. Ayman El-Salhy were appointed as members of the board of directors of the Company.

During the past few years, the Company has not had the financial resources to pursue business development relating to the Lamina license.

On December 31, 2019, Investment Reserves Series Point of Care Nano-Technology, Inc. LLC (“Petitioner”) filed a motion for custodianship of the Company with the District Court, Clark County, Nevada (the “District Court”). As a custodian, Petitioner applied to become the court appointed custodian over the Company. At the time, the Company was delinquent and in arrears with its financial obligations as a corporation under the laws of the State of Nevada, where it is domiciled, and owed fees to its transfer agent. The duty of a court appointed custodian is to help a company meet its financial obligations and to reconcile past accounts so that the company can return to active business operations. On February 11, 2020, the District Court granted Petitioner custodianship over the Company having given proper notice to officers and directors of the Company. As the court appointed custodian for the Company, Petitioner received no consideration from the court or the Company for its work on behalf of the Company. On March 19, 2020, a certificate of revival for the Company, signed by the Company’s President, Dr. Guirguis, was filed with the Secretary of State of the State of Nevada. On February 16, 2021, Yosef Yafe (“Yafe”) filed a motion with the District Court to intervene and replace Petitioner as the custodian for the Company. Yafe advised the District Court that because of the onset of the COVID-19 pandemic, Petitioner was not able to complete its obligations as the custodian of the Company. The District Court allowed the intervention and on February 17, 2021, in accordance with a stipulation between Petitioner and Yafe whereby Petitioner agreed to Yafe’s request, the District Court approved the substitution of Yafe as custodian of the Company. A copy of each of the stipulation and order of the District Court approving the appointment of Yafe as the custodian instead of the petitioner is attached as an exhibit to this Form 10 registration statement.

Separately, and independent of the actions of Yafe as custodian of the Company, on April 15, 2021, the Company accepted the resignations, effective as of that date, of Dr. Guirguis, as Chief Executive Officer, President, Treasurer, Secretary and Chairman of the board of directors, and of Mr. El-Salhy, as director. The Company entered into separate settlement and release of claims agreements with each of Dr. Guirguis and Mr. El Salhy, dated effective as of April 15, 2021. Also on April 15, 2021, upon the effectiveness of Dr. Guirguis’ resignation from all of his positions with the Company, the Company appointed Mr. Nicholas DeVito as Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and sole director. In consideration for the services that Mr. DeVito would be providing to the Company, the Company issued to Mr. DeVito 1,000 shares of its non-convertible Class A preferred stock that grants him 80% voting rights. These shares of non-convertible Class A preferred stock vote together with the outstanding shares of our common stock as a single class and represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of our shareholders or action by written consent of shareholders. This issuance of the 1,000 shares of Series A non-convertible preferred stock to Mr. Devito constituted a change of control of the Company giving Mr. Devito control of 80% of the voting power of the Company.

Additionally, the Company and Dr. Guirguis have entered into an assignment and assumption agreement pursuant to the terms of which the Company has agreed to form a subsidiary to which it will transfer all the outstanding debts of the Company and the License Agreement. It will then transfer ownership of this subsidiary to Dr. Guirguis in exchange for the return of 26,000,000 shares of our common stock currently held by Dr. Guirguis. This transaction has not yet been completed.

As of the date hereof, Dr. Guirguis controls 26,000,000 shares of our common stock directly and 2,500,000 shares of our common stock indirectly via his wife’s ownership of those shares.

On May 9, 2021, Yafe, the court appointed custodian of the Company, and Mr. El Salhy, a former director of the Company, entered into a settlement agreement (the “Settlement Agreement”) pursuant to which Mr. El Salhy agreed to pay (i) Yafe the sum of $11,500 towards Yafe’s costs and expenses in bringing the custodian action and (ii) the Company’s transfer agent $13,565 owed to the transfer agent in order to bring current the Company’s account with the transfer agent. In exchange for these payments, Yafe agreed to file a voluntary dismissal action with the District Court, which he filed on May 14, 2021 and which was accepted by the District Court on that date. A copy of each of the Settlement Agreement and the voluntary dismissal of custodian action filed with the District Court is attached as an exhibit to this Form 10 registration statement. The Company was a party to this Settlement Agreement solely with respect to a mutual release and discharge between the Company and Yafe.

On May 25, 2021, the Company filed a Form 15 to terminate its registration and duties to report under Section 12 of the Securities Exchange Act.

The Company’s plan of operation over the next 12 months is to seek new business assets in the life sciences industry. The Company cannot make any guarantee that it will be successful in achieving this objective.

The Company’s principal executive office location and mailing address is 109 Ambersweet Way, Davenport, FL 33897 and its telephone number is 732-723-7395.

Current Business Focus

The Company currently has no business activities. Management of the Company has determined to direct its efforts and limited resources to pursue potential new business opportunitiesin the life science sector. The Company does not intend to limit itself to a particular field within the life sciences sector and has not established any particular criteria upon which it shall consider a business opportunity. There can be no assurances that the Company will be successful with its new business objective.

The Company’s common stock is currently quoted on the OTC Markets, Inc. Pink tier under the symbol PCNT. There is currently a limited trading market in the Company’s shares nor do we believe that any active trading market has existed for approximately the last five years. There can be no assurance that there will be an active trading market for our securities following the effective date of this registration statement under the Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Management will have substantial flexibility in identifying and selecting a prospective new business opportunity in the life sciences sector. The Company is dependent on the judgment of its management in connection with this process. In evaluating a prospective business opportunity, we would consider, among other factors, the following:

●	costs associated with pursuing a new business opportunity;

●	growth potential of the new business opportunity;

●	experiences, skills and availability of additional personnel necessary to pursue a potential new business opportunity;

●	necessary capital requirements;

●	the competitive position of the new business opportunity;

●	stage of business development;

●	the market acceptance of the potential products and services;

●	proprietary features and degree of intellectual property; and

●	the regulatory environment that may be applicable to any prospective business opportunity.

The foregoing criteria are not intended to be exhaustive and there may be other criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review.

The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, cannot be ascertained with any degree of certainty.

Management intends to devote such time as it deems necessary to carry out the Company’s affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that our management will actually devote to the Company’s plan of operation.

The Company intends to conduct its activities so as to avoid being classified as an “Investment Company” under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

Item 1A. Risk Factors

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should give careful consideration to the following risk factors, in addition to the other information included in this annual report, including our financial statements and related notes, before deciding whether to invest in shares of our common stock. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operational history.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

As of July 31, 2021 and July 31, 2020, we had no cash or cash equivalents and an accumulated deficit of $120,212,367 and $120,204,867, respectively. Our audited financial statements for the years ended July 31, 2021 and 2020 were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete a business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Our operational strategy is changing to be refocused on the Life Sciences space.

We expect our business growth to be generated through future acquisitions of life sciences assets. No assurances can be made if any additional acquisitions will be consummated.

If we do not generate sufficient cash flow from operations in the future, we may not be able to fund our product development efforts and acquisitions or fulfill our future obligations.

Our ability to generate sufficient cash flow from operations to fund our operations and business development efforts, including the potential payment of cash consideration in acquisitions and the payment of our other obligations, depends on a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that our business will ever generate sufficient cash flow from operations, or that we will be able to raise equity or debt financings when needed or desirable. An inability to fund our operations would have a material adverse effect on our business, financial condition and results of operations. For further information, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources.”

Acquisitions present many risks, and we may not realize the financial and strategic goals we anticipate at the time of an acquisition.

Our growth is dependent upon our ability to acquire new assets and to introduce new products and services on a timely basis. Acquisitions, including those of high-technology companies, are inherently risky. We cannot provide any assurance that any future acquisitions, if completed, will be successful in helping us reach our financial and strategic goals. The risks we commonly encounter in undertaking, managing and integrating acquisitions are:

●	an uncertain revenue and earnings stream from the acquired company;

●	difficulties and delays integrating the personnel, operations, technologies, products and systems of the acquired companies;

●	the need to implement controls, procedures and policies appropriate for a public company at companies that prior to acquisition had lacked such controls, procedures and policies;

●	difficulties managing or integrating an acquired company’s technologies or lines of business;

●	potential difficulties in completing projects associated with purchased in-process research and development;

●	entry into markets in which we have no or limited direct prior experience and where competitors have stronger market positions and which are highly competitive;

●	the potential loss of key employees of the acquired company;

●	potential difficulties integrating acquired products and services into our operational framework;

●	assuming pre-existing contractual relationships of an acquired company that we would not have otherwise entered into, the termination or modification of which may be costly or disruptive to our business;

●	being subject to unfavorable revenue recognition or other accounting treatment as a result of an acquired company’s practices; and

●	intellectual property claims or disputes.

Our failure to manage growth effectively and successfully integrate acquired assets or companies due to these or other factors could have a material adverse effect on our future business, results of operations and financial condition. In addition, we may not have the opportunity to make suitable acquisitions on favorable terms, which could negatively impact the growth of our business. We expect that other companies in our industry will compete with us to acquire compatible assets or businesses. This competition could increase prices for businesses and technologies that we would likely pursue, and our competitors may have greater resources than we do to complete these acquisitions.

We will require substantial funding which may not be available to us on acceptable terms, or at all. If we fail to raise the necessary capital, we may be unable to successfully implement our business plans.

We intend to acquire assets in the life sciences sector. We will require capital for any such acquisitions and for operating expenses and capital expenditures.

We cannot be certain that funding will be available on acceptable terms, or at all. If we are unable to raise capital in sufficient amounts or on terms acceptable to us we may have to significantly delay, scale back or discontinue the development or our business, The inability to raise the required funds would significantly harm our business, financial condition and prospects.

The life-sciences industry is highly competitive and subject to rapid technological changes. As a result, we may be unable to compete successfully, which would harm our business.

The life-sciences industry is highly competitive and characterized by rapid technological change. We expect to face intense competition from other companies which have resources substantially greater than ours. This competitive disadvantage may make it extremely difficult for us to acquire commercially viable life science assets.

Covid-19 Coronavirus Risk.

We are now operating under a constant threat from COVID-19, the novel coronavirus which has infected millions of people globally and is responsible for the deaths of nearly one million five hundred thousand people as of this filing on Form 10. We will face uncertainty operating under the conditions of COVID-19. Given the severity of COVID-19, we will have limited to no control over our affairs if our management team becomes infected or if we are under lockdown or quarantine orders where we may have limited opportunity to review asset acquisition targets. To the extent that we can work from home such accommodations may not be in the best interest of the Company and thus may impair the value of our management’s services. There are also risks additional beyond our control, for example; if we identify an asset target for acquisition and if key owners or managers of that target are infected by COVID-19, it could significantly impair our strategy and would force us to reconsider our options if it could not be remedied with an alternate plan. If we encounter a prolonged lockdown or quarantine, we would likely encounter opportunity risks such as being unable to execute our plans, evaluate target businesses, and loss of potential business connections.

General Economic Risks

The Company’s current and future business objectives and plan of operation are likely dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may adversely affect the Company’s business objective and plan of operation. These conditions and other factors beyond the Company’s control include also, but are not limited to regulatory changes.

Risks Related to Our common stock

The Company’s shares of common stock are traded from time to time on the OTC Markets, Inc. Pink Tier.

Our common stock rarely trades on the OTC Pink Sheet Market. There can be no assurance that there will be a liquid trading market for the Company’s common stock following a business combination. In the event that a liquid trading market commences, there can be no assurance as to the market price of the Company’s shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The Securities and Exchange Commission adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the trading price of our common stock falls below $5.00 per share, the open-market trading of our common stock is subject to the penny stock rules, which imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Stockholders should have no expectation of any dividends.

The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore.  To date, we have not declared or paid any cash dividends.  The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Our President and CEO has a no common stock equity interest and a 100% preferred stock equity interest in the Company and thus is in a position to control all actions requiring stockholder vote.

Management has no present intention to call for an annual meeting of stockholders to elect new directors prior to the consummation of an asset acquisition. As a result, our current sole officer and director will continue in office for the indefinite future. If there is an annual meeting of stockholders for any reason, the Company’s management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of management’s controlling equity interest. Accordingly, the Company’s management will continue to exert control indefinitely.

Management has broad discretion in decision making.

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective asset acquisition or business combination. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business opportunity. There can be no assurance that determinations made by the Company’s management will permit us to achieve the Company’s business objectives.

Certain provisions in our certificate of incorporation and by-laws, and of Nevada law, may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.

Our certificate of incorporation, by-laws and Nevada law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

●	the inability of our stockholders to call a special meeting;

●	rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

●	the right of our board to issue preferred stock without stockholder approval;

●	the ability of our directors, and not stockholders, to fill vacancies on our board of directors.

Future sales and issuances of our common stock or could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

We are an “emerging growth company” and as a result of our reduced disclosure requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering in February 2014, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700.0 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict whether investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. In the past, life sciences, biotechnology and pharmaceutical companies have experienced significant stock price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and results in a decline in the market price of our common stock.

Item 2. Financial Information

Our financial statements, together with the report of independent registered public accounting firm, appear at Item 15 of this Form 10 for the year ended July 31, 2021.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our audited financial statements and the notes to those financial statements that are included elsewhere in this Form 10. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this annual report.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” “predict,” and similar expressions to identify forward-looking statements. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the Risk Factors” section of this annual report. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this annual report, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations, and prospects.

Overview

The Company was incorporated as “Alternative Energy & Environmental Solutions, Inc.” in the State of Nevada on June 10, 2010, to develop and license an innovative biotechnology for the environmentally friendly and cost-effective extraction of natural gas (coalbed methane) from low-producing, depleted and abandoned coal mines in the U.S. The Company was not successful in developing this business and discontinued its biotechnology related operations. The Company changed its name in 2014 to Unique Growing Solutions, Inc. and again in 2015 to Point of Care Nano-Technology, Inc.

On February 25, 2015, the Company entered into the License Agreement with Lamina relating to intellectual property for diagnosing illness in humans via a saliva test. During the past few years, the Company has not had the financial resources to pursue business development relating to the Lamina license.

The Company’s plan of operation over the next 12 months is to split off the Lamina intellectual property and related liabilities generating in pursuing development of this technology and to seek new business assets in the life sciences industry. The Company cannot make any guarantee that it will be successful in achieving this objective.

Change in Financial Condition

Results of Operations

Fiscal Year ended July 31, 2021 compared to the Fiscal Year ended June 30, 2020

Revenues

For the years ended July 31, 2021 and July 31, 2020. the Company did not generate any revenue from product licenses, maintenance, services and other revenue.

Cost of Goods Sold

For the years ended July 31, 2021 and July 31, 2020. the Company did not incur any cost of goods sold expenses from product licenses, maintenance, services and other expenses.

Operating Expenses

For the years ended July 31, 2021 and July 31, 2020. the Company did not incur any operating expenses from product licenses, maintenance, services and other expenses. The Company incurred administrative expenses of $7,500 for the year ended July 31, 2021 and $12,167 for the year ended July 31, 2020.

Net Other Income (Expense)

For the years ended July 31, 2021 and July 31, 2020. the Company did not receive any income or incur any expense from other sources.

Liquidity & Capital Resources

At July 31, 2021, we had $0 in cash, compared to $0 at July 31, 2020. At July 31, 2021, our accumulated stockholders’ deficit was $120,810,608 compared to $120,810,608 at July 31, 2020 There is substantial doubt as to our ability to continue as a going concern.

The Company has had no cash flow for the two years ended July 31, 2021 and 2020. In the future, the Company’s cash flow will depend on the timely and successful market entry of the Company’s expected strategic offerings.

Especially for strategic offerings for paradigm shifting technologies, the management’s budget plan is based on a series of assumptions regarding regulatory approval, market acceptance, readiness and pricing. While management’s assumptions are based on market research, assumptions bear the risk of being incorrect and may result in a delay in projects, delays in regulatory approvals and consequently a delay or a reduction in the related strategic offerings. In case these delays have an impact on the Company’s liquidity and therefore its ability to support its operations with the necessary cash flow, the Company depends on its ability to generate cash flow from other resources, such as debt financing from related or independent resources or as equity financing from existing stockholders or through the stock market.

There were no equity transactions in 2020 and 2021.

Plan of Operations

During the remainder of our fiscal year ending July 31, 2022, the Company will seek to acquire strategic assets in the life sciences space. The Company will need to seek external sources for financing future projects. These sources may also provide the necessary funds to support the working capital needs of the Company. There can be no assurances, however, that the Company will be able to obtain additional funds or that such funds will be sufficient to permit the Company to implement its intended business strategy. In the event the Company is not able to raise additional funds, management will have to postpone the acquisition or any new assets until the financing will be sufficient. Additionally, management believes the Company will need to raise money to support its standard operations for the remainder of the current fiscal year ending July 31, 2022.

Our cash balance as reported in our financial statements is not sufficient to fund our growth plan for any period of time. In order to fully implement our plan of operations for the next 12-month period, we will need to raise a significant amount of capital through future offerings. After the next 12-month period, we most likely will need to raise additional financing as well. The discussion below is based on the assumption that we will be able to raise significant capital in the remainder of our fiscal year ending July 31, 2022. We do not currently have any arrangements for any such financing and there can be no assurances that we will be able to raise the required capital on acceptable terms, if at all.

We have generated no revenues to date and, although we expect to raise significant capital in the future, there can be no assurances that we will be successful in these endeavors. We believe that the actions presently being taken to further implement our business plan and generate revenues will provide the opportunity for us to develop into a successful business operation.

We can provide no assurances, however, that we will be able to successfully acquire additional assets or raise sufficient funds in the next six months or longer to begin to execute these plans, to reach or to develop, offer and generate revenues from any of our designated business activities and development actions. Also, we cannot assure you that we will be able to raise additional capital or debt as and when needed on acceptable terms if at all.

Additional Cash Requirements

We expect to incur additional administrative expenses during the next 12 months. We estimate that we will need the following amounts during the next 12 months to cover the indicated administrative expenses:

Category	Estimated Amount
Legal	50,000
Accounting	50,000
OTC Listing Fees	10,000
Travel	5,000
Miscellaneous	5,000
TOTAL	$120,000

This capital will be used to build out our corporate infrastructure, to provide for the payment of advisory and accounting services, legal, and anticipated up-listing fees for the OTC Markets, Inc. QB tier. However, there can be no assurance that we will qualify for uplisting to the OTC QB tier or that our application to the OTC QB will be approved. The table above does not include a line item for funds required to acquire life science assets. Any such funds will be in amounts in addition to those listed in the table.

Required funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to generate operations at a level sufficient for an investor to obtain a return on their investment in our common stock, or that we will be able to raise sufficient capital required to implement our business plan on acceptable terms, if at all. Even if we are successful in raising sufficient capital to implement our business plan, we may continue to be unprofitable.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America, the more significant of which are as follows:

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application.

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (“ASC Topic 740”). Under ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Comprehensive Income (Loss)

The Company adopted FASB Codification topic (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder’s equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company has not had any comprehensive income / loss.

 Net Income (Loss) per Common Share

FASB Codification topic (“ASC”) 260, Earnings per share, requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per share on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive. Accordingly, although the diluted weighted average number of common stock outstanding is disclosed on the statements of operation, the calculated net loss per share is the same for bother basic and diluted as both are based on the basic weighted average of common stock outstanding. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Financial Instruments

Financial instruments consist of accounts payable and accrued liabilities.  As of the financial statement date, the Company does not hold any derivate financial instruments. Financial assets and liabilities are measured upon first recognition and reviewed at the financial statement date.  Changes in fair value are recognized through profit and loss.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Fair Value Measurements

The Company follows FASB Codification topic (ASC”) 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This new accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company has adopted (ASC”) 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities, and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

Segment Reporting

FASB ASC 820, “Segments Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

Related Parties

The Company adopted FASB ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

OFF-BALANCE SHEET ARRANGEMENTS

None.

Item 3. Properties.

The Company does not own or rent any properties. Our principal address is located at 109 Ambersweet Way, Davenport, FL 33897 and our telephone number is (732) 723-7395.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding our common stock beneficially owned as of October 15, 2021, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Percentages are determined based on 46,981,059 shares of common stock of the Company issued and outstanding as of October 15, 2021. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name and Address of Beneficial Owner (1)	Common Stock		Series A Non-Convertible Preferred Stock
	Amount and Nature of Beneficial Ownership	Percent of Class Beneficially Owned (2)	Amount and Nature of Beneficial Ownership	Percent of Class Beneficially Owned (3)
Officers and Directors
Nicholas DeVito -Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary	0	0%	1,000	100%
All Officers and Directors as a group (1 persons)	0	0%	1,000	100%

5% Stockholders
Dr. Raouf Guirguis (4) 10202 Sherman Heights Place Columbia, MD 21044-5416	28,500,000	60.7%	-	-

(1)	Unless otherwise indicated, the address of the named beneficial owner is c/o Point of Care Nano-Technology, Inc. 109 Ambersweet Way, Davenport, FL 33897.

(2)	Based on 46,981,059 shares of Common Stock outstanding as of October 15, 2021.

(3)	On April 15, 2021, the Company agreed to issue Nicholas DeVito 1,000 shares of Series A Preferred Stock. These shares were issued to Mr. DeVito on August 2, 2021.

(4)	Dr. Guirguis controls 26,000,000 shares of Common Stock directly and 2,500,000 shares of Common Stock indirectly via his wife’s ownership of those shares.

Item 5. Directors and Executive Officers

The table below sets forth the names, title and ages of our current directors and executive officers. Directors hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. Executive officers serve at the pleasure of the Board and may be removed with or without cause at any time, subject to contractual obligations between the executive officer and the Company, if any.

Name	Age	Position and Offices Held	Director Since
Nicholas DeVito	58	Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Director	April 15, 2021

Business Experience:

Nicholas P. DeVito. Mr. DeVito has 35 years of experience in finance, engineering and operations in a variety of industries including oil & gas, telecommunications, alternative energy, manufacturing and consumer products. Most recently he served as Sr. Director of Accounts at Synchronoss Technologies, Chief Operating Officer for Xtreme Oil & Gas (OTCBB:XTOG) successfully reorganizing the company and completing the filings to begin public trading. Mr. DeVito has served as VP of Business Development and as CEO of several subsidiaries in Tellium (NASDAQ:ZHNE), a highly successful telecommunications equipment manufacturer that sold optical switching products and completed an IPO. He consulted to several public and private companies acting to improve operations and grow sales. Finally, he spent 14 years at AT&T and Bell Laboratories. He has a BSEE and MSEE from Columbia University and an MBA in Management from New York University.

Key Attributes, Experience and Skills: Mr. DeVito brings his financial, operational and acquisition experience to the Board along with his leadership and investor relations skills. He has the ability to establish the vision and managing the execution of business plans, growth goals, creating value for stockholders, and achieving a successful exit.

Family Relationships

There are no family relationships between or among any of our current directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. There are no family relationships among our executive officers and directors and the executive officers and directors of our direct and indirect subsidiaries.

Involvement in Certain Legal Proceedings

None of the directors or executive officers has, during the past ten years:

(a)	Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

(d)	Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 6. Executive Compensation

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acting in similar capacity during the last completed fiscal year, regardless of compensation level, and other individuals as required by Item 402(m)(2) of Regulation S-K. We refer to all of these individuals collectively as our “named executive officers.”

SUMMARY COMPENSATION TABLE

	Year Ended	Salary and Fees	Bonus	Total
Name and Principal Position	July 31,	($)	($)	($)
Dr. Raouf Guirguis
--Former Chairman and CEO	2021	-	-	-
	2020	-	-	-
Nicholas P. DeVito --Chairman and CEO (1)	2021	-	-	-

(1)	Appointed as of April 15, 2021.

Outstanding Equity Awards at Fiscal Year-End

As of October 15, 2021, no stock, stock options, or other equity securities were awarded to our named executive officers.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements with our Executive Officers

Our sole executive officer, Nicholas DeVito, does not have a compensation agreement with us as of October 15, 2021.

Long-Term Incentive Plans

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

None of our directors was compensated for services in 2020 or 2021.

Term of Office

Our directors are elected to hold office for a one-year term until the next annual stockholders’ meeting or until his successor is elected and qualified.

Item 7. Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

None, during the fiscal years ended July 31, 2020, and 2021.

Independent Directors

None

Item 8. Legal Proceedings.

We know of no material, active or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our Common Stock is quoted on the OTC Markets’ Pink Sheets under the symbol “PCNT”. Any over-the-counter market quotations on the OTC’s Pink tier reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Transfer Agent

Our transfer agent is Vstock Transfer, LLC, located at 18 Lafayette Pl, Woodmere, NY 11598, telephone: (212) 828-8436.

Holders

As of October 15, 2021, we had 37 record holders of our common stock (not including beneficial owners who hold shares at broker/dealers in “street name”).

Dividend Policy

While there are no restrictions that limit our ability to pay dividends, we have not paid, and do not currently intend to pay cash dividends on our common stock in the foreseeable future. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

Issuer Purchases of Equity Securities

None

Item 10. Recent Sales of Unregistered Securities

On August 2, 2021, we issued 1,000 restricted shares of our Series A non-convertible preferred stock to Nicholas P. DeVito in exchange for services being rendered to the Company by Mr. DeVito.

Item 11. Description of Registrant’s Securities to be Registered

The following statements relating to the capital stock set forth the material terms of the Company’s securities; however, reference is made to the more detailed provisions of our Articles of Incorporation, as amended to date, and by-laws, copies of which are filed herewith or incorporated herein by reference.

Description of our Common Stock

We are authorized to issue 100,000,000 shares, par value $0.0001 per share, of common stock, of which 46,981,059 shares were issued and outstanding as of October 15, 2021. Holders of our common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of our common stock do not carry cumulative voting rights. Our Board of Directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock. Stockholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of common stock, when issued, will be fully paid and non-assessable.

Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on common stock and do not anticipate that we will pay dividends in the foreseeable future.

All shares of common stock now outstanding are duly authorized, fully paid and non-assessable.

Description of our Preferred Stock

Our Certificate of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, par value $0.0001, and vest in the Company’s board of directors the authority to establish series of unissued preferred shares by the designations, preferences, limitations and relative rights, including voting rights, of the preferred shares of any series so established to the same extent that such designations, preferences, limitations, and relative rights could have been fully stated in the Articles of Incorporation, and in order to establish a series, the board of directors shall adopt a resolution setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Articles of Incorporation as amended.

The board of directors may authorize the issuance of preferred shares without further action by our shareholders and any preferred shares would have priority over the common stock with respect to dividend or liquidation rights. Any issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of the Company and may contain voting and other rights superior to common stock. As a result, the issuance of preferred shares may adversely affect the relative rights of the holders of common stock.

On July 9, 2021, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada creating a class of Series A non-convertible preferred stock consisting of 1,000 shares.

The following is a description of the material rights of our Series A non-convertible preferred stock:

Voting

The outstanding shares of Series A non-convertible preferred stock vote together with the outstanding shares of our common stock as a single class and represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of our shareholders or action by written consent of shareholders. Each outstanding share of the Series A non-convertible preferred stock represents a proportionate share of the 80% voting rights held by all of the outstanding shares of Series A non-convertible preferred stock.

Dividends

The Series A non-convertible preferred stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

No Convertibility; No Redemption

The Series A non-convertible preferred stock is not entitled to be converted into shares of our common stock or to be redeemed.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of our Series A non-convertible preferred stock then outstanding will be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, an amount equal to the stated value per share, or $0.0001.

Protective Provisions.

So long as any shares of Series A non-convertible preferred stock are outstanding, the Company will not, without first obtaining the approval (by vote or written consent, as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series A non-convertible preferred stock:

(a)	alter or change the rights, preferences or privileges of the Series A non-convertible preferred stock;

(b)	alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A non-convertible preferred stock;

(c)	create any new class or series of capital stock having a preference over the Series A non-convertible preferred stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (“Senior Securities”);

(d)	create any new class or series of capital stock ranking pari passu with the Series A non-convertible preferred stock as to distribution of assets upon liquidation, dissolution or winding up of the Company;

(e)	increase the authorized number of shares of Series A non-convertible preferred stock;

(f)	issue any additional shares of Series A non-convertible preferred stock non-convertible preferred stock;

(g)	issue any additional shares of Senior Securities; or

(h)	redeem, or declare or pay any cash dividend or distribution on, any junior securities.

Item 12. Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the directors or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 13. Financial Statements and Supplementary Data

The Financial Statements of Point of Care Nano-Technology, Inc. for the years ended July 31, 2020 and 2021 appear at the end of this registration statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

Exhibit		Incorporated by Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Articles of Incorporation,	S-1	3.1	10/25/2010
3.2	Amendment to Articles of Incorporation, dated August 28, 2014.	8-K	3.1	10/30/2014
3.3	Amendment to Articles of Incorporation, dated March 31, 2015.	8-K	3.1	04/08/2015
3.4	Certificate of Amendment by Custodian dated July 1, 2020				X
3.5	Certificate of Designation of the Series A Non-Convertible Preferred Stock				X
3.6	Bylaws.	S-1	3.2	10/25/2010
10.1	License Agreement with Lamina Equities Corporation, dated February 25, 2015.	8-K	10.1	02/27/2015
10.2	Stipulation and Order Approving Yosef Yafe to be Substituted as Custodian, dated February 17, 2020				X
10.3	Separation and Release of Claims Agreement by and between Point of Care Nano-Technology, Inc. and Dr. Raouf Guirguis dated April 15, 2021				X
10.4	Separation and Release of Claims Agreement by and between Point of Care Nano-Technology, Inc. and Ayman El-Salhy dated April 15, 2021				X
10.5	Assignment and Assumption Agreement by and between Point of Care Nano-Technology, Inc. and Dr. Raouf Guirguis dated April 15, 2021				X
10.6	Settlement Agreement dated May 9, 2021 by and among Yosef Yafe, Ayman El Salhya and Point of Care Nano-Technology, Inc.				X
10.7	Voluntary Dismissal of the Application for Appointment of Custodian, dated May 14, 2021				X
23.1	Consent of Independent Auditor				X

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Point of Care Nano-Technology, Inc.

By: /s/ Nicholas DeVito
Nicholas DeVito
Chief Executive Officer
(Principal Executive Officer) (Principal Financial and Accounting Officer)

Date: October 15, 2021

Financial Pages Contents

K. R. MARGETSON LTD.	Chartered Professional Accountant
331 East 5th Street	Tel: 604.220.7704
North Vancouver BC V7L 1M1	Fax: 1.855.603.3228
Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Point of Care Nano-Technology, Inc.:

Opinion on the financial statements

I have audited the accompanying balance sheets of Point of Care Nano-Technology, Inc. as of July 31, 2021 and 2020 and the related statements of operations, stockholders’ deficit and cash flows for each of the two years then ended and the related notes (collectively referred to as the “financial statements’). In my opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2021 and 2020 and the results of its operations and its cash flows for each of the two years in the period ended July 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared using accounting principles generally accepted in the United States of America assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits. My company is a public accounting firm registered with the Public Company Accounting Oversight Board (“PCAOB”) and is required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

I conducted my audits in accordance with the standards of the PCAOB. Those standards require that I plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. As part of my audits I am required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion.

My audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involve our especially challenging, subjective, or complex judgements. I determined that there are no critical audit matters.

/s/ K. R. Margetson Ltd

Chartered Professional Accountant

I have served as the Company’s auditor since 2020

Vancouver, Canada

October 14, 2021

POINT OF CARE NANO-TECHNOLOGY, INC.
BALANCE SHEETS
For the Years ended July 31, 2021 and 2020

	July 31,	July 31,
	2021	2020
ASSETS

Total Assets	$-	$-

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued charges	20,240	12,740
Total Liabilities	20,240	12,740

Stockholders’ Deficit
Preferred stock, par value $0.0001, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $0.0001, 100,000,000 shares authorized 46,981,059 shares issued and outstanding	4,698	4,698
Additional paid-in capital	120,187,429	120,187,429
Accumulated deficit	(120,212,367)	(120,204,867)
Total Stockholders’ Deficit	(20,240)	(12,740)
Total Liabilities and Stockholders’ Deficit	$-	$-

The accompanying notes are an integral part of these audited financial statements.

POINT OF CARE NANO-TECHNOLOGY, INC.
STATEMENTS OF OPERATIONS
For the Years ended July 31, 2021 and 2020

	For the Year Ended	For the Year Ended
	July 31,	July 31,
	2021	2020
Expenses
General and administration	$7,500	$12,740

Net Loss and comprehensive loss	$(7,500)	$(12,740)

Basic and Fully Diluted Loss per Share	$0.00	$0.00

Weighted average shares outstanding	46,981,059	46,981,059

The accompanying notes are an integral part of these audited financial statements.

POINT OF CARE NANO-TECHNOLOGY, INC
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED JULY 31, 2021 AND 2020

	Common Stock		Additional		Total
	$0.0001 Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, July 31, 2020	46,981,059	$4,698	$120,187,429	$(120,204,867)	$(12,740)
Net income (loss)	-	-	-	(7,500)	(7,500)
Balance, July 31, 2020	46,981,059	$4,698	$120,187,429	$(120,212,367)	$(20,240)

Balance, July 31, 2019	46,981,059	$4,698	$120,187,429	$(120,192,700)	$(573)
Net loss	-	-	-	(12,167)	(12,167)
Balance, July 31, 2020	46,981,059	$4,698	$120,187,429	$(120,204,867)	$(12,740)

The accompanying notes are an integral part of these audited financial statements.

POINT OF CARE NANO-TECHNOLOGY, INC.
STATEMENTS OF CASH FLOWS For the Years ended July 31, 2021 and 2020

	For the Year Ended	For the Year Ended
	July 31,	July 31,
	2021	2020
Cash Flows from Operating Activities

Net loss	$7,500	$12,167
Changes in operating assets and liabilities Increase in accounts payable and accrued charges	(7,500)	(12,167)
Net cash used by operating activities	-	-

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities	-	-

Increase (decrease) in cash	-	-
Cash at beginning of year	-	-
Cash at end of year	$-	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-
Income tax	$-	$-

The accompanying notes are an integral part of these audited financial statements.

POINT OF CARE NANO-TECHNOLOGY, INC.
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2021 AND 2020

Note 1	COMPANY AND BACKGROUND

Point of Care Nano-Technology, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 10, 2010, under the name of “Alternative Energy and Environmental Solutions, Inc.” On August 28, 2014, the Company filed an amendment to its Articles of Incorporation changing the name of the Company to “Unique Growing Solutions, Inc.” On March 31, 2015, the Company filed an amendment to its Articles of Incorporation changing the name of the Company to “Point of Care Nano-Technology, Inc.”

Since February 26, 2015, the Company’s business model has related to using its license, under a certain license agreement (the “License Agreement”) from Lamina Equities Corporation, to first develop and then manufacture saliva-based medical diagnosis products.

The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operations by July 31, 2016. Beginning from August 2016, the Company’s plan, which it has since discontinued, was to provide business services and financing to emerging growth entities. The Company’s plan of operation over the next 12 months is to seek new business assets in the life sciences industry. The Company cannot make any guarantee that it will be successful in achieving this goal.

On April 15, 2021, the Company accepted the resignations of Dr. Guirguis and Mr. El-Salhy, received a mutual release from both, and appointed Mr. Nicholas DeVito to be Director, Chief Executive Officer and Chief Financial Officer. In addition, for his services to the Company, Mr. DeVito was awarded 1,000 shares of Class A Preferred Stock that grants him 80% voting rights.

Also on April 15, 2021 the Company agreed to form a subsidiary and transfer all debts and the License Agreement back to Dr. Guirguis in exchange for 26,000,000 shares of Common Stock. This transaction was not closed by July 31, 2021.

The Company’s principal executive office location and mailing address is 109 Ambersweet Way, Davenport, FL 33897 and its telephone number is 732-723-7395.

These financial statements have been prepared in accordance with generally accepted principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classifications of assets and liabilities should the Company be unable to continue as a going concern. At July 31, 2021, the Company had not yet achieved profitable operations and had accumulated losses of $120,410,389 since its inception, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Note 2	CONTROL BY PRINCIPAL OWNERS

The directors and executive officers own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital stock of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger, or sale of the Company’s assets.

Note 3	GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern. As of July 31, 2021, the Company had working capital deficit of $20,240, and accumulated losses since inception of $120,212,367. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and the Company’s efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4	ACCOUNTING POLICIES

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America, the more significant of which are as follows:

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application.

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (“ASC Topic 740”). Under ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income (Loss)

The Company adopted FASB Codification topic (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder’s equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company has not had any comprehensive income / loss.

Net Income (Loss) per Common Share

FASB Codification topic (“ASC”) 260, Earnings per share, requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per share on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive. Accordingly, although the diluted weighted average number of common stock outstanding is disclosed on the statements of operation, the calculated net loss per share is the same for bother basic and diluted as both are based on the basic weighted average of common stock outstanding. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Financial Instruments

Financial instruments consist of accounts payable and accrued liabilities.  As of the financial statement date, the Company does not hold any derivate financial instruments. Financial assets and liabilities are measured upon first recognition and reviewed at the financial statement date.  Changes in fair value are recognized through profit and loss.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Fair Value Measurements

The Company follows FASB Codification topic (ASC”) 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This new accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company has adopted (ASC”) 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities, and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

Segment Reporting

FASB ASC 820, “Segments Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

Related Parties

The Company adopted FASB ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

Note 5	COMMON and PREFERRED STOCK

The Company has authorized capital of 75,000,000 shares of common stock and 25,000,000 shares of “blank check” preferred stock, each with a par value of $0.001. The Company agreed to issue 1,000 Shares of Series A Preferred Stock to Mr. Nicholas DeVito on April 15, 2021. The shares were not issued by July 31, 2021 (see Note 7: Subsequent Events).

There were no warrants or options outstanding as of July 31, 2021.

Note 6	INCOME TAXES

At July 31, 2021, no tax benefit has been recorded with respect to the net operating loss in the financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets would not be considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance. The Company has a net operating loss carryforward of approximately $1,750,453.

Deferred tax assets consist primarily of the tax effect of Net Operating Loss (“NOL”) carry-forwards. The Company estimated the expected income tax benefit from NOL carry-forwards of $446,000 and $444,000 as of July 31, 2021 and 2020, respectively, of which the Company provided a full valuation allowance of $446,000 and $444,000, respectively, and thus had a deferred tax asset, net of valuation allowance of $nil as of July 31, 2021 and 2020, respectively. The Company’s blended federal statutory income tax rate was 25.46% of which a NOL carry-forwards blended rate of 25.46% offset this rate and thus the effective income tax rate for the period from Inception (April 15, 2020) to July 31, 2021 was 0%, or nil.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods include from Inception (June 10, 2010) to the current tax year.

Note 7	SUBSEQUENT EVENTS

On August 2, 2021, the Company issued 1,000 Shares of Series A Preferred Stock.

POINT OF CARE NANO-TECHNOLOGY, INC.
BALANCE SHEETS
For the Quarters Ended
Unaudited

	31-July 20	31-Oct-20	31-Jan-21	30-April-21	31-July-21
	$	$	$	$	$
ASSETS
Cash	-	-	-	-	-
Total Current Assets	-	-	-	-	-

TOTAL ASSETS	-	-	-	-	-

LIABILITIES
Accounts Payable and Accrued Charges	12,740	12,740	12,740	12,740	20,240
Total Current Liabilities	12,740	12,740	12,740	12,740	20,240

Long Term Liabilities	-	-	-	-	-
Total Liabilities	12,740	12,740	12,740	12,740	20,240

STOCKHOLDERS’ EQUITY
Capital Stock
Authorized:
75,000,000 common shares of $.001 par value each
25,000,000 preferred shares of $.001 par value each
Issued and outstanding:
46,981,059 shares of common stock	4,698	4,698	4,698	4,698	4,698
Additional Paid in Capital	120,187,429	120,187,429	120,187,429	120,187,429	120,187,429
Accumulated Deficit	(120,204,867)	(120,204,867)	(120,204,867)	(120,204,867)	(120,212,367)
Total Equity	(12,740)	(12,740)	(12,740)	(12,740)	(20,240)
TOTAL LIABILITIES AND EQUITY	-	-	-	-	-

POINT OF CARE NANO-TECHNOLOGY, INC.
STATEMENTS OF OPERATIONS
For the Quarters Ended
Unaudited

	Three Months Ended		Three Months Ended		Six Months Ended		Three Months Ended		Nine Months Ended
	31-Oct-20	31-Oct-21	31-Jan-20	31-Jan-21	31-Jan-20	31-Jan-21	30-Apr-20	30-Apr-21	30-Apr-20	30-Apr-21
	$	$	$	$	$	$	$	$	$	$
Expenses:
Operating Expenses	-	-	-	-	-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-	-	-	-	-

Net Loss	-	-	-	-	-	-	-	-	-	-

POINT OF CARE NANO-TECHNOLOGY, INC.
STATEMENTS OF CASH FLOWS
For the Quarters Ended
Unaudited

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Nine Months Ended	Nine Months Ended	Twelve Months Ended	Twelve Months Ended
	31-Oct-20	31-Oct-21	31-Jan-20	31-Jan-21	30-Apr-20	30-Apr-21	31-Jul-20	31-Jul-21
	$	$	$	$	$	$	$	$
Cash Flow from Operating Activities:
Net Loss	-	-	-	-	-	-	(12,167)	(7,500)
Changes in working capital items								-
Accounts payable and accrued charges	-	-	-	-	-	-	12,167	7,500
	-	-	-	-	-	-	-	-
Net Cash provided (used) by operating activities	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-
Cash Flow from Financing Activities:
Net cash provided (used) by investing activities	-	-	-	-	-	-	-	-
Net cash provided (used) by financing activities	-	-	-	-	-	-	-	-
Net cash increase (decrease) for period	-	-	-	-	-	-	-	-
Cash - Beginning of period	-	-	-	-	-	-	-	-

Cash - End of period	-	-	-	-	-	-	-	-

ADDITIONAL NOTES TO FINANCIAL STATEMENTS

Note 1	Basis of Presentation

The interim financial statements included herein have been prepared by Point of Care Nano-Technology, Inc. (the “Company,”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. Interim results are not necessarily indicative of results for a full year. The Company suggests that these financial statements be read in conjunction with the financial statements and notes thereto included in the above annual report for the year ended July 31, 2021. The Company follows the same accounting policies in preparation of interim reports as it does in its annual reports.

Note 2	Substantial Doubt About Ability to Continue as a Going Concern

The Company’s financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses since inception and currently has and previously from time to time has had limited funds with which to operate. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Management is in the process of executing a strategy based upon a new strategic direction in the life sciences space. The Company has several technologies in the commercialization phase and in development. The Company is seeking acquisitions of biotechnology assets in support of this direction. The Company is dependent on external sources of capital to help fund its operations.

Although the Company cannot make assurances that additional capital financing will be available to it on acceptable terms, or at all, management is in the process of executing a plan that it believes will provide the Company with sufficient funds to, at a minimum, to allow us the Company to continue operations through the end of the 2022.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3	Subsequent Events

On August 2, 2021, the Company issued 1,000 Shares of Series A Preferred Stock.